Exhibit 99
                                                    Exelon Corporation
                                                    Form 11-K File No. 1-16169



                     Certificate Pursuant to Section 1350 of
                   Chapter 63 of Title 18 United States Code

         The undersigned officer hereby certifies, as to the Annual Report on Form 11-K of the Exelon Corporation Employee Savings Plan for the year ended December 31, 2002, that (i) the report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the report fairly presents, in all material respects, the net assets available for benefits and the changes in net assets available for benefits of the Exelon Corporation Employee Savings Plan.

Date:  June 25, 2003                           /s/ George R. Shicora
                                               ---------------------
                                               George R. Shicora
                                               Assistant Corporate Treasurer
                                               Exelon Corporation









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